Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961-01

Soundview Home Loan Trust 2006-EQ2

$807,870,000 (Approximate)

Financial Asset Securities Corp.
Depositor

EFC Holdings Corporation
Originator

Ocwen Loan Servicing, LLC
Servicer

Wells Fargo Bank, N.A.
Master Servicer

Greenwich Capital Markets, Inc.
Lead Underwriter

Morgan Keegan & Company Inc.
Co-Manager

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Andrew Jewett	(203) 618-2473	andrew.jewett@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Bob Pucel	(203) 625-6160	pucelr@gcm.com
Mark Bower	(203) 625-6160	bowerm@gcm.com

Rating Agency Contacts:

Standard & Poor's	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com
Allen Zimmerman	(212) 438-4125	allen_zimmerman@sandp.com

Moody's Investors Service	Phone	E-mail Address
Todd Swanson	(415) 274-1714	todd.swanson@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet  Date Prepared: December 14, 2006

Soundview Home Loan Trust 2006-EQ2
Asset Backed Certificates, Series 2006-EQ2
$807,870,000 (Approximate)

Soundview Home Loan Trust 2006-EQ2

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Certificate
Class(1,2,3)	Amount ($)	Call/Mat	(Mths) Call/Mat CallWindow(3)*	S&P/Moody’s	Distribution Date	Type
A-1	$297,466,000	1.00 / 1.00	1-21 / 1-21	AAA/Aaa	January 2037	Floating Rate Sequential Senior
A-2	$141,908,000	2.00 / 2.00	21-27 / 21-27	AAA/Aaa	January 2037	Floating Rate Sequential Senior
A-3	$170,548,000	3.50 / 3.50	27-72 / 27-72	AAA/Aaa	January 2037	Floating Rate Sequential Senior
A-4	$60,171,000	6.45 / 8.66	72-78 / 72-184	AAA/Aaa	January 2037	Floating Rate Sequential Senior
M-1	$30,060,000	3.59 / 3.59	41-46 / 41-46	AA+/Aa1	January 2037	Floating Rate Sequential Subordinate
M-2	$26,303,000	4.70 / 4.70	46-75 / 46-75	AA/Aa2	January 2037	Floating Rate Sequential Subordinate
M-3	$15,448,000	6.48 / 8.68	75-78 / 75-150	AA-/Aa3	January 2037	Floating Rate Sequential Subordinate
M-4	$15,030,000	4.51 / 4.93	40-78 / 40-129	A+/A1	January 2037	Floating Rate Subordinate
M-5	$13,360,000	4.48 / 4.88	39-78 / 39-123	A/A2	January 2037	Floating Rate Subordinate
M-6	$12,525,000	4.47 / 4.83	38-78 / 38-116	A-/A3	January 2037	Floating Rate Subordinate
M-7	$10,438,000	4.44 / 4.75	38-78 /38-109	BBB+/Baa1	January 2037	Floating Rate Subordinate
M-8	$6,263,000	4.44 / 4.70	38-78 /38-101	BBB/Baa2	January 2037	Floating Rate Subordinate
M-9	$8,350,000	4.44 / 4.62	37-78 / 37-96	BBB-/Baa3	January 2037	Floating Rate Subordinate
M-10	$10,437,000	Not offered herein		BB+/Ba1	January 2037	Floating Rate Subordinate
Total:	$818,307,000

(1)
The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Mortgage Loans(as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The margin on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 1.5x on the first Distribution Date after the clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.

Depositor:                                    Financial Asset Securities Corp.

Originator:	EFC Holdings Corporation (“Equifirst”).

Servicer:	Ocwen Loan Servicing, LLC.

Master Servicer:	Wells Fargo Bank N.A.

Credit Risk Manager:                Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Lead Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Manager:                               Morgan Keegan & Company Inc

Trustee and
Custodian:                                    Deutsche Bank National Trust Company.

Interest Rate Swap
Provider:	[TBD]

Interest Rate Cap
Provider:	[TBD]

Basis Risk Cap
Provider:	[TBD]

Certificates:
The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinate Certificates). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates”. The Senior Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates”. The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”..

The Trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, the close of business on December 1, 2006.

Expected Pricing Date:             On or about December [19], 2006.

Expected Closing Date:            On or about December [28], 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in January 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:            The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement, the Class A Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Class A Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement, provided that certain conditions are satisfied (as described in the prospectus supplement). The Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

  ARM Loans:                              100% PPC  (100% PPC: 2.0% - 30.0% over 12 months, 30% until month 23, 60% for 4 months then 35% thereafter)
FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% over 12 months)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $835,006,611 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

It is expected that no more than 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-59 days delinquent.

Adjusted Net Mortgage
Rate:                                             The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate, (iii) the trustee fee rate and (iv) the credit risk management fee rate.

Adjusted Net Maximum
Mortgage Rate:                         The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate (ii) the servicing fee rate, (iii) the trustee fee rate and (iv) the credit risk management fee rate.

Pass-Through Rate:                    The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                              The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:                           The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans minus the Swap Expense Fee Rate, plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the related Mortgage Loans and (y) 12.

Net WAC Rate:                            The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rate for the Mortgage Loans minus the Swap Expense Fee Rate.

Swap Expense Fee
Rate:                                              The "Swap Expense Fee Rate" for any Distribution Date is an amount, expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by (x) for purposes of calculating the Net WAC Rate for any Distribution Date and the Offered Certificates, the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date and (y) for purposes of calculating the Maximum Cap Rate for any Distribution Date, the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Net WAC Rate
Carryover Amount:                     If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Mortgage Insurance
Policies:
Approximately 8.04% of the Mortgage Loans with combined loan to values (including silent seconds) of above 60% are covered by a lender paid mortgage insurance policy issued by Mortgage Guarantee Insurers Corporation (“MGIC”) (such loans are the “Insured Mortgage Loans”). Approximately 91.96% of the Mortgage Loans with combined loan to values (including silent seconds) in excess of 60% are not insured.

The lender paid mortgage insurance policies insure a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 60%, of the original combined loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

Interest Rate Swap
Agreement:                                   On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in October 2007 and ending with the Distribution Date in December 2011 the Trust, shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.20% per annum, (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement , the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in December 2011.

Interest Rate Cap
Agreement:                                  On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.50% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in December 2011.

Basis Risk Cap Agreement:     On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.50% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in September 2007.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow (includes payments owed by the trust from the Interest Rate Swap Agreement and Interest Rate Cap Agreements, if any);
2) Overcollateralization Amount; and
3) Subordination.

Credit Support:
Class	Rating (S/M)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
Senior	AAA/Aaa	19.75%	39.50%
M-1	AA+/Aa1	16.15%	32.30%
M-2	AA/Aa2	13.00%	26.00%
M-3	AA-/Aa3	11.15%	22.30%
M-4	A+/A1	9.35%	18.70%
M-5	A/A2	7.75%	15.50%
M-6	A-/A3	6.25%	12.50%
M-7	BBB+/Baa1	5.00%	10.00%
M-8	BBB/Baa2	4.25%	8.50%
M-9	BBB-/Baa3	3.25%	6.50%
M-10	BB+/Ba1	2.00%	4.00%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:                            If the Excess Cashflow and overcollateralization, any amounts paid under the Interest Rate Swap Agreement and any amounts paid under the Interest Rate Cap Agreement are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:                                        The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [2.00]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:                                          On any Distribution Date, the “Required Overcollateralization Target” is equal to:
(i)	prior to the Stepdown Date, [2.00]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)	[4.00]% of the current principal balance of the Mortgage Loans;
(b)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:                         The earlier to occur of
(i) the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii) the later to occur of
(x) the Distribution Date occurring in January 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to [39.50]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:
A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds [40.51]% of the current Credit Enhancement Percentage of the Senior Certificates.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
January 2009 - December 2009	[1.50]% for the first month plus an additional 1/12th of [1.85]% for each month thereafter
January 2010 - December 2010	[3.25]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
January 2011 - December 2011	[5.25]% for the first month plus an additional 1/12th of [1.55]% for each month thereafter
January 2012 - December 2012	[6.80]% for the first month plus an additional 1/12th of [0.85]% for each month thereafter
January 2013 - December 2013	[7.65]% for the first month plus an additional 1/12th of [0.05]% for each month thereafter
January 2014 and thereafter	[7.70]%

Trigger Event:                             A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:                              Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, net of servicing, custodial, trustee fees and credit risk manager fees, Net Swap Payments owed to the Swap Provider, if any, as follows: first, to pay monthly interest plus any previously unpaid interest pro-rata to the Senior Certificates, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates tenth, monthly interest to the Class M-9 Certificates and eleventh, monthly interest to the Class M-10 Certificates.

2)    Principal funds, as follows: monthly principal to the Senior Certificates, as described under "Principal Paydown", then monthly principal sequentially to the Class M-1, Class M-2 and Class M-3 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown.”

3)    Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)     From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)    To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates and then to the Class M-10 Certificates.

6)    Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement .)

Principal Paydown:

Principal allocated to the Senior Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Senior Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least [39.50]% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates will have at least [22.30]% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [18.70]% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [15.50]% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [12.50]% credit enhancement, sixth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least [10.00]% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least [8.50]% credit enhancement, eighth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least [6.50]% credit enhancement and ninth, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least [4.00]% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,
(iii)	any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

On each Distribution Date, following the distribution of Excess Cashflow payments and any net swap payments received from the Swap Provider shall be distributed from the Swap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Cap
Account:	Funds deposited into Cap Account on a Distribution Date will include:
(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow funds will be deposited into the Swap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Interest Rate Cap Agreement Schedule

Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	0.00	N/A	N/A
2	0.00	N/A	N/A
3	0.00	N/A	N/A
4	0.00	N/A	N/A
5	0.00	N/A	N/A
6	0.00	N/A	N/A
7	0.00	N/A	N/A
8	0.00	N/A	N/A
9	0.00	N/A	N/A
10	0.00	N/A	N/A
11	0.00	N/A	N/A
12	0.00	N/A	N/A
13	0.00	N/A	N/A
14	0.00	N/A	N/A
15	0.00	N/A	N/A
16	0.00	N/A	N/A
17	0.00	N/A	N/A
18	0.00	N/A	N/A
19	0.00	N/A	N/A
20	0.00	N/A	N/A
21	0.00	N/A	N/A
22	0.00	N/A	N/A
23	311,456.09	5.200000	9.500000
24	253,655,550.01	5.200000	9.500000
25	225,925,403.76	5.200000	9.500000
26	201,226,298.01	5.200000	9.500000
27	179,240,678.86	5.200000	9.500000
28	170,805,837.63	5.200000	9.500000
29	162,767,532.86	5.200000	9.500000
30	155,107,137.66	5.200000	9.500000
31	147,806,899.55	5.200000	9.500000
32	140,849,899.42	5.200000	9.500000
33	134,220,012.48	5.200000	9.500000
34	127,901,870.93	5.200000	9.500000
35	122,041,585.22	5.200000	9.500000
36	123,179,480.34	5.200000	9.500000
37	117,380,332.56	5.200000	9.500000
38	111,853,905.80	5.200000	9.500000
39	106,587,385.79	5.200000	9.500000
40	101,568,559.89	5.200000	9.500000
41	96,785,788.94	5.200000	9.500000
42	92,227,980.33	5.200000	9.500000
43	87,884,562.28	5.200000	9.500000
44	83,745,459.51	5.200000	9.500000
45	79,801,069.83	5.200000	9.500000
46	76,042,242.05	5.200000	9.500000
47	72,460,254.69	5.200000	9.500000
48	69,046,795.90	5.200000	9.500000
49	65,793,944.21	5.200000	9.500000
50	62,694,150.17	5.200000	9.500000
51	59,740,218.97	5.200000	9.500000
52	56,925,293.70	5.200000	9.500000
53	54,242,839.55	5.200000	9.500000
54	51,686,628.68	5.200000	9.500000
55	49,274,693.42	5.200000	9.500000
56	46,952,305.59	5.200000	9.500000
57	44,739,232.25	5.200000	9.500000
58	42,633,635.85	5.200000	9.500000
59	40,623,855.57	5.200000	9.500000
60	41,009,357.09	5.200000	9.500000
61	0.00	N/A	N/A

Interest Rate Swap Agreement Schedule
Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	N/A	N/A
3	N/A	N/A
4	N/A	N/A
5	N/A	N/A
6	N/A	N/A
7	N/A	N/A
8	N/A	N/A
9	N/A	N/A
10	715,203,161.88	5.200000
11	691,879,564.56	5.200000
12	666,866,018.17	5.200000
13	642,768,792.73	5.200000
14	619,553,941.70	5.200000
15	597,188,787.65	5.200000
16	575,641,874.50	5.200000
17	554,882,921.55	5.200000
18	534,882,779.17	5.200000
19	515,600,299.27	5.200000
20	497,023,485.95	5.200000
21	479,126,104.03	5.200000
22	461,881,053.84	5.200000
23	444,909,311.20	5.200000
24	152,942,726.37	5.200000
25	146,037,359.55	5.200000
26	139,608,001.63	5.200000
27	133,624,945.94	5.200000
28	129,400,011.54	5.200000
29	125,314,568.31	5.200000
30	121,363,743.93	5.200000
31	117,542,847.38	5.200000
32	113,847,361.75	5.200000
33	110,272,937.35	5.200000
34	106,815,385.17	5.200000
35	103,309,913.77	5.200000
36	93,198,394.49	5.200000
37	90,400,332.01	5.200000
38	87,688,180.82	5.200000
39	85,059,204.93	5.200000
40	82,510,760.01	5.200000
41	80,040,290.13	5.200000
42	77,645,324.60	5.200000
43	75,323,474.99	5.200000
44	73,072,432.18	5.200000
45	70,889,963.59	5.200000
46	68,773,910.46	5.200000
47	66,722,185.29	5.200000
48	64,732,769.33	5.200000
49	62,803,710.16	5.200000
50	60,933,119.43	5.200000
51	59,119,170.57	5.200000
52	57,360,096.68	5.200000
53	55,654,188.49	5.200000
54	53,999,792.30	5.200000
55	52,371,340.52	5.200000
56	50,816,342.36	5.200000
57	49,308,157.56	5.200000
58	47,842,036.42	5.200000
59	46,423,341.03	5.200000
60	42,746,461.32	5.200000
61	N/A	N/A

Basis Risk Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	$0	N/A	N/A
2	814,400,256.00	7.489270	10.500000
3	808,803,405.00	8.291560	10.500000
4	801,505,954.00	7.489120	10.500000
5	792,507,711.00	7.738840	10.500000
6	781,818,681.00	7.489370	10.500000
7	769,459,393.00	7.739320	10.500000
8	755,462,037.00	7.490060	10.500000
9	739,868,788.00	7.490590	10.500000
10	0.00	N/A	N/A

Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$835,006,611	$14,196	$1,199,609
Average Scheduled Principal Balance	$168,825
Number of Mortgage Loans	4,946

Weighted Average Gross Coupon	8.358%	5.950%	13.150%
Weighted Average FICO Score	631	500	813
Weighted Average Combined Original LTV	84.25%	11.99%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	118 months	360 months
Weighted Average Seasoning	1 month	0 months	6 months

Weighted Average Gross Margin	5.659%	1.850%	8.920%
Weighted Average Minimum Interest Rate	8.191%	5.950%	11.350%
Weighted Average Maximum Interest Rate	14.191%	11.950%	17.350%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	26 months	18 months	59 months

Maturity Date		Oct 1 2016	Dec 1 2036
Maximum Zip Code Concentration	0.39%	90044

ARM	75.04%	Full Documentation	55.92%
Fixed Rate	24.96%	Limited Documentation	3.09%
		No Ratio	4.50%
10YR Fixed Rate	0.02%	Stated Documentation	36.50%
15YR Fixed Rate	0.19%
2/28 40/30 Balloon	28.43%	Cash Out Refinance	56.44%
2/28 6 Mo LIBOR ARM	29.22%	Land Contract	0.30%
2/28 6 Mo LIBOR ARM IO	9.07%	Purchase	41.51%
20YR Fixed Rate	0.20%	Rate/Term Refinance	1.75%
25YR Fixed Rate	0.04%
3/27 40/30 Balloon	1.86%	2 Units	5.09%
3/27 6 Mo LIBOR ARM	1.62%	3 Units	1.00%
3/27 6 Mo LIBOR ARM IO	0.57%	4 Units	0.79%
30YR Fixed Rate	19.97%	Condominium	5.06%
30YR Fixed Rate IO	0.49%	Modular Home	0.08%
5/25 40/30 Balloon	1.67%	Single Family	84.30%
5/25 6 Mo LIBOR ARM	1.21%	Townhouse	3.69%
5/25 6 Mo LIBOR ARM IO	1.39%
Fixed Rate 40/30 Balloon	4.06%	Investor	4.97%
		Primary	94.07%
Interest Only	11.52%	Second Home	0.96%
Not Interest Only	88.48%
		Top 5 States:
Prepay Penalty: N/A	32.77%	California	16.54%
Prepay Penalty: 12 months	5.36%	Florida	7.91%
Prepay Penalty: 24 months	42.18%	Illinois	7.32%
Prepay Penalty: 30 months	0.51%	Maryland	5.88%
Prepay Penalty: 36 months	19.18%	New Jersey	5.32%

First Lien	94.51%
Second Lien	5.49%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	487	17,281,115.99	2.07%	11.259	358	97.91	650
50,000.01 - 100,000.00	1,036	77,775,555.32	9.31%	9.661	357	88.35	624
100,000.01 - 150,000.00	1,172	146,812,549.03	17.58%	8.531	358	84.04	622
150,000.01 - 200,000.00	835	145,453,527.36	17.42%	8.309	358	83.28	622
200,000.01 - 250,000.00	495	110,636,449.14	13.25%	8.133	358	83.52	626
250,000.01 - 300,000.00	294	80,661,822.45	9.66%	8.059	358	83.12	632
300,000.01 - 350,000.00	222	71,907,308.94	8.61%	7.925	359	83.05	636
350,000.01 - 400,000.00	144	54,353,428.25	6.51%	7.942	359	83.74	641
400,000.01 - 450,000.00	94	39,943,373.18	4.78%	7.900	359	84.69	650
450,000.01 - 500,000.00	75	35,745,536.97	4.28%	7.963	359	83.88	641
500,000.01 - 550,000.00	39	20,475,062.39	2.45%	7.924	359	84.06	647
550,000.01 - 600,000.00	29	16,557,270.02	1.98%	7.667	359	81.65	644
600,000.01 - 650,000.00	7	4,401,571.81	0.53%	7.426	359	85.08	668
650,000.01 - 700,000.00	7	4,688,094.76	0.56%	7.708	359	79.95	647
700,000.01 - 750,000.00	4	2,895,423.28	0.35%	8.068	359	80.00	687
750,000.01 - 800,000.00	3	2,318,527.75	0.28%	7.648	359	88.35	719
850,000.01 - 900,000.00	1	875,000.00	0.10%	6.950	358	67.31	623
1,000,000.01+	2	2,224,994.77	0.27%	6.854	359	76.80	681
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	2	371,810.65	0.04%	5.950	359	80.00	709
6.000 - 6.499	56	15,029,032.67	1.80%	6.304	359	77.00	670
6.500 - 6.999	315	82,048,782.39	9.83%	6.809	357	77.78	663
7.000 - 7.499	502	113,264,135.15	13.56%	7.272	358	78.68	655
7.500 - 7.999	932	190,363,946.40	22.80%	7.765	358	80.81	637
8.000 - 8.499	535	107,835,152.66	12.91%	8.256	359	82.93	627
8.500 - 8.999	624	109,898,947.87	13.16%	8.758	359	85.84	614
9.000 - 9.499	370	60,695,733.42	7.27%	9.236	359	88.86	603
9.500 - 9.999	506	78,589,754.38	9.41%	9.745	358	92.60	593
10.000 -10.499	304	27,736,258.21	3.32%	10.229	359	94.80	606
10.500 -10.999	146	12,974,152.17	1.55%	10.712	359	94.81	609
11.000 -11.499	294	17,589,032.77	2.11%	11.301	358	98.63	661
11.500 -11.999	256	13,952,666.73	1.67%	11.635	359	99.08	644
12.000 -12.499	25	1,348,098.89	0.16%	12.197	359	99.89	639
12.500 -12.999	76	3,044,766.71	0.36%	12.671	359	100.00	614
13.000 -13.499	3	264,340.34	0.03%	13.060	359	100.00	613
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	113	15,750,232.45	1.89%	9.442	358	73.45	516
525-549	284	43,892,202.86	5.26%	8.980	358	76.53	539
550-574	345	58,645,493.11	7.02%	8.713	358	77.83	563
575-599	555	96,700,944.01	11.58%	8.814	358	85.68	588
600-624	931	154,290,799.02	18.48%	8.451	358	85.23	612
625-649	1,016	172,545,505.46	20.66%	8.270	359	86.13	637
650-674	936	144,044,124.89	17.25%	8.178	358	85.11	662
675-699	409	79,853,073.50	9.56%	7.896	359	84.92	685
700+	357	69,284,236.11	8.30%	7.701	357	85.69	733
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	70	9,269,695.28	1.11%	7.912	352	43.09	600
50.00- 54.99	43	7,259,164.37	0.87%	7.791	357	52.16	595
55.00- 59.99	53	9,106,018.06	1.09%	7.680	357	57.71	595
60.00- 64.99	104	20,178,535.88	2.42%	7.603	358	62.53	603
65.00- 69.99	127	24,306,181.71	2.91%	7.729	359	67.21	592
70.00- 74.99	189	36,518,865.46	4.37%	7.905	357	71.95	600
75.00- 79.99	233	42,894,619.29	5.14%	8.030	356	76.95	603
80.00	1,305	267,599,466.53	32.05%	7.660	358	80.00	648
80.01- 84.99	110	24,093,249.64	2.89%	8.100	358	83.37	618
85.00- 89.99	414	82,828,724.11	9.92%	8.349	358	86.23	618
90.00- 94.99	632	123,769,796.44	14.82%	8.510	358	90.29	629
95.00- 99.99	272	47,040,127.25	5.63%	9.021	359	95.17	630
100.00	1,394	140,142,167.39	16.78%	9.923	359	100.00	644
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	147,361.14	0.02%	7.950	118	78.84	573
180	14	1,559,845.38	0.19%	7.738	179	71.65	627
240	13	1,652,578.51	0.20%	7.935	239	77.57	649
300	3	369,962.90	0.04%	7.373	299	67.51	613
360	4,915	831,276,863.48	99.55%	8.360	359	84.30	631
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	147,361.14	0.02%	7.950	118	78.84	573
121-180	14	1,559,845.38	0.19%	7.738	179	71.65	627
181-240	13	1,652,578.51	0.20%	7.935	239	77.57	649
241-300	3	369,962.90	0.04%	7.373	299	67.51	613
301-360	4,915	831,276,863.48	99.55%	8.360	359	84.30	631
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	155	23,758,504.65	2.85%	8.577	358	84.94	637
20.01 -25.00	147	21,862,610.03	2.62%	8.350	357	82.15	630
25.01 -30.00	318	44,191,668.33	5.29%	8.343	358	82.89	631
30.01 -35.00	480	75,681,971.32	9.06%	8.471	358	84.21	625
35.01 -40.00	759	118,870,505.25	14.24%	8.361	358	82.94	625
40.01 -45.00	1,039	177,527,046.08	21.26%	8.444	358	84.68	628
45.01 -50.00	1,725	300,310,459.80	35.97%	8.427	358	85.67	630
50.01 -55.00	175	35,212,077.86	4.22%	8.052	357	82.86	609
None	148	37,591,768.09	4.50%	7.336	358	78.94	695
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,132	626,556,279.52	75.04%	8.191	359	83.86	628
Fixed Rate	1,814	208,450,331.89	24.96%	8.859	356	85.44	638
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10YR Fixed Rate	1	147,361.14	0.02%	7.950	118	78.84	573
15YR Fixed Rate	14	1,559,845.38	0.19%	7.738	179	71.65	627
2/28 40/30 Balloon	1,035	237,415,553.94	28.43%	8.237	359	83.38	622
2/28 6 Mo LIBOR ARM	1,502	243,953,689.86	29.22%	8.415	359	84.72	621
2/28 6 Mo LIBOR ARM IO	264	75,746,819.13	9.07%	7.463	359	82.65	663
20YR Fixed Rate	13	1,652,578.51	0.20%	7.935	239	77.57	649
25YR Fixed Rate	3	369,962.90	0.04%	7.373	299	67.51	613
3/27 40/30 Balloon	72	15,503,918.83	1.86%	8.466	359	85.71	629
3/27 6 Mo LIBOR ARM	91	13,562,415.15	1.62%	8.704	359	85.60	618
3/27 6 Mo LIBOR ARM IO	17	4,758,884.99	0.57%	7.322	359	85.32	652
30YR Fixed Rate	1,603	166,709,366.90	19.97%	9.089	359	86.68	639
30YR Fixed Rate IO	19	4,101,251.50	0.49%	7.605	359	81.73	661
5/25 40/30 Balloon	59	13,920,346.23	1.67%	7.780	359	81.68	651
5/25 6 Mo LIBOR ARM	57	10,126,364.31	1.21%	8.077	359	82.96	632
5/25 6 Mo LIBOR ARM IO	35	11,568,287.08	1.39%	7.289	359	81.82	676
Fixed Rate 40/30 Balloon	161	33,909,965.56	4.06%	7.992	359	81.06	632
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	335	96,175,242.70	11.52%	7.441	359	82.64	664
Not Interest Only	4,611	738,831,368.71	88.48%	8.477	358	84.46	627
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,654	273,639,583.54	32.77%	8.531	358	84.15	629
Prepay Penalty: 12 months	223	44,722,390.46	5.36%	8.336	358	82.61	648
Prepay Penalty: 24 months	2,096	352,240,659.38	42.18%	8.354	359	85.42	628
Prepay Penalty: 30 months	20	4,255,108.40	0.51%	8.778	359	88.94	623
Prepay Penalty: 36 months	953	160,148,869.63	19.18%	8.067	357	82.21	637
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,107	789,163,526.19	94.51%	8.186	358	83.35	629
Second Lien	839	45,843,085.22	5.49%	11.311	359	99.83	657
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	2,998	466,928,494.82	55.92%	8.324	358	84.60	614
Limited Documentation	136	25,795,048.11	3.09%	8.035	359	83.64	648
No Ratio	147	37,541,404.49	4.50%	7.332	358	78.94	695
Stated Documentation	1,665	304,741,663.99	36.50%	8.564	359	84.43	647
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,495	471,257,115.90	56.44%	8.221	358	81.54	622
Land Contract	17	2,538,839.48	0.30%	8.234	359	84.15	613
Purchase	2,343	346,621,742.67	41.51%	8.541	359	87.97	645
Rate/Term Refinance	91	14,588,913.36	1.75%	8.430	359	83.59	610
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	206	42,480,303.36	5.09%	8.328	359	81.56	649
3 Units	38	8,365,126.81	1.00%	8.544	359	84.21	636
4 Units	22	6,565,970.65	0.79%	8.260	359	83.44	663
Condominium	270	42,209,742.89	5.06%	8.297	358	85.18	643
Modular Home	4	703,576.30	0.08%	8.908	359	89.87	613
Single Family	4,201	703,900,869.81	84.30%	8.358	358	84.29	629
Townhouse	205	30,781,021.59	3.69%	8.448	359	86.00	626
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	277	41,483,552.78	4.97%	8.473	358	84.18	666
Primary	4,633	785,520,100.92	94.07%	8.354	358	84.25	629
Second Home	36	8,002,957.71	0.96%	8.164	359	84.62	672
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	80	9,475,164.60	1.13%	8.938	358	87.75	608
Arizona	247	44,290,330.27	5.30%	8.122	358	82.22	630
Arkansas	35	3,354,407.34	0.40%	8.860	356	88.71	630
California	491	138,084,664.31	16.54%	7.861	359	82.45	650
Colorado	93	14,875,896.09	1.78%	8.115	359	84.15	644
Connecticut	47	7,457,364.22	0.89%	8.470	359	82.38	619
Delaware	31	4,399,015.53	0.53%	8.615	359	85.51	621
District of Columbia	4	358,897.16	0.04%	8.454	359	78.21	582
Florida	365	66,026,449.66	7.91%	8.329	358	82.64	629
Georgia	190	27,107,072.43	3.25%	8.780	357	87.36	633
Idaho	21	2,698,832.31	0.32%	8.331	359	84.60	619
Illinois	360	61,118,235.83	7.32%	8.443	358	84.30	634
Indiana	110	11,294,122.36	1.35%	8.917	357	89.00	619
Iowa	18	1,817,947.98	0.22%	8.612	359	88.84	622
Kansas	14	1,565,105.60	0.19%	8.909	359	88.26	615
Kentucky	55	5,477,972.05	0.66%	8.890	359	87.39	615
Louisiana	78	10,530,843.45	1.26%	8.726	358	90.81	622
Maine	62	7,992,011.27	0.96%	8.502	357	82.71	616
Maryland	231	49,064,756.24	5.88%	8.048	358	81.74	625
Massachusetts	114	22,437,252.36	2.69%	8.476	359	83.39	632
Michigan	120	15,337,090.25	1.84%	8.893	359	87.30	625
Minnesota	66	8,835,206.59	1.06%	8.693	359	85.42	628
Mississippi	64	7,378,368.14	0.88%	8.983	359	90.15	614
Missouri	89	10,116,246.39	1.21%	9.096	359	88.42	614
Montana	4	844,712.76	0.10%	8.415	359	81.03	626
Nebraska	5	490,979.03	0.06%	8.558	359	92.03	661
Nevada	68	13,675,780.45	1.64%	8.060	359	83.07	635
New Hampshire	16	2,657,878.63	0.32%	8.493	359	83.16	616
New Jersey	203	44,461,261.48	5.32%	8.369	357	82.95	634
New Mexico	59	10,303,269.10	1.23%	8.225	359	83.17	624
New York	128	20,943,071.20	2.51%	8.579	358	83.32	633
North Carolina	158	20,074,356.69	2.40%	8.803	359	88.51	614
North Dakota	4	325,271.15	0.04%	8.993	359	89.56	649
Ohio	117	11,896,486.08	1.42%	8.848	359	88.42	620
Oklahoma	66	6,325,897.52	0.76%	8.972	356	88.49	614
Oregon	36	6,903,016.49	0.83%	8.012	359	81.46	631
Pennsylvania	227	29,687,745.01	3.56%	8.640	358	87.58	625
Rhode Island	27	5,000,200.94	0.60%	8.386	359	81.81	646
South Carolina	72	9,310,739.67	1.12%	8.779	357	87.68	620
South Dakota	6	620,740.05	0.07%	8.881	359	86.35	601
Tennessee	145	19,064,775.60	2.28%	8.634	357	86.13	610
Texas	138	19,799,300.65	2.37%	8.279	358	83.61	633
Utah	54	8,607,795.56	1.03%	8.162	354	84.32	649
Vermont	4	491,317.71	0.06%	9.250	359	87.85	594
Virginia	234	42,168,446.70	5.05%	8.338	359	83.95	626
Washington	85	16,242,098.17	1.95%	8.111	359	83.09	623
Wisconsin	104	13,869,152.40	1.66%	8.761	357	86.19	626
Wyoming	1	149,065.94	0.02%	8.850	359	95.00	590
Total	4,946	835,006,611.41	100.00%	8.358	358	84.25	631

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	5	1,726,517.05	0.28%	6.299	359	77.36	697
2.000 - 2.499	22	7,387,854.02	1.18%	6.665	359	76.98	694
2.500 - 2.999	28	9,356,503.04	1.49%	7.118	359	79.40	695
3.000 - 3.499	25	7,600,043.44	1.21%	7.611	359	79.66	700
3.500 - 3.999	45	10,957,517.91	1.75%	6.729	359	78.78	668
4.000 - 4.499	117	30,402,031.17	4.85%	6.715	359	78.09	657
4.500 - 4.999	387	89,057,046.41	14.21%	7.171	359	79.48	651
5.000 - 5.499	562	121,912,283.93	19.46%	7.669	359	80.70	637
5.500 - 5.999	571	116,279,037.92	18.56%	8.221	359	83.10	627
6.000 - 6.499	418	81,122,598.05	12.95%	8.641	359	85.68	617
6.500 - 6.999	363	64,302,538.67	10.26%	9.129	359	88.49	603
7.000 - 7.499	334	55,514,203.56	8.86%	9.672	359	93.22	594
7.500 - 7.999	198	25,268,598.15	4.03%	10.091	359	92.56	581
8.000 - 8.499	44	4,759,578.35	0.76%	10.579	359	91.75	573
8.500 - 8.999	13	909,927.85	0.15%	11.109	359	92.64	593
Total	3,132	626,556,279.52	100.00%	8.191	359	83.86	628

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	2	371,810.65	0.06%	5.950	359	80.00	709
6.000 - 6.499	47	12,642,603.40	2.02%	6.299	359	77.08	669
6.500 - 6.999	216	60,011,272.12	9.58%	6.818	359	78.49	662
7.000 - 7.499	398	91,810,628.20	14.65%	7.275	359	79.45	656
7.500 - 7.999	698	150,294,378.31	23.99%	7.761	359	81.12	637
8.000 - 8.499	416	87,356,144.55	13.94%	8.264	359	83.26	626
8.500 - 8.999	476	87,172,039.61	13.91%	8.763	359	86.56	614
9.000 - 9.499	289	49,799,246.92	7.95%	9.228	359	89.14	601
9.500 - 9.999	401	65,067,786.91	10.38%	9.741	359	93.08	592
10.000 -10.499	130	16,005,824.35	2.55%	10.192	359	92.83	581
10.500 -10.999	48	5,120,652.84	0.82%	10.654	359	91.84	571
11.000 -11.499	11	903,891.66	0.14%	11.186	359	79.66	569
Total	3,132	626,556,279.52	100.00%	8.191	359	83.86	628

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	2	371,810.65	0.06%	5.950	359	80.00	709
12.000 -12.499	47	12,642,603.40	2.02%	6.299	359	77.08	669
12.500 -12.999	216	60,011,272.12	9.58%	6.818	359	78.49	662
13.000 -13.499	398	91,810,628.20	14.65%	7.275	359	79.45	656
13.500 -13.999	698	150,294,378.31	23.99%	7.761	359	81.12	637
14.000 -14.499	416	87,356,144.55	13.94%	8.264	359	83.26	626
14.500 -14.999	477	87,327,969.85	13.94%	8.766	359	86.58	614
15.000 -15.499	289	49,799,246.92	7.95%	9.228	359	89.14	601
15.500 -15.999	400	64,911,856.67	10.36%	9.740	359	93.06	592
16.000 -16.499	130	16,005,824.35	2.55%	10.192	359	92.83	581
16.500 -16.999	48	5,120,652.84	0.82%	10.654	359	91.84	571
17.000 -17.499	11	903,891.66	0.14%	11.186	359	79.66	569
Total	3,132	626,556,279.52	100.00%	8.191	359	83.86	628

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	3,132	626,556,279.52	100.00%	8.191	359	83.86	628
Total	3,132	626,556,279.52	100.00%	8.191	359	83.86	628

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,132	626,556,279.52	100.00%	8.191	359	83.86	628
Total	3,132	626,556,279.52	100.00%	8.191	359	83.86	628

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/08	6	912,117.08	0.15%	8.221	354	93.21	654
07/01/08	3	480,427.33	0.08%	8.978	355	85.89	632
08/01/08	3	617,394.74	0.10%	8.949	356	90.80	622
09/01/08	31	6,056,024.74	0.97%	8.751	357	86.11	617
10/01/08	371	77,342,115.87	12.34%	8.394	358	85.04	618
11/01/08	2,383	470,834,483.17	75.15%	8.172	359	83.61	628
12/01/08	4	873,500.00	0.14%	7.618	360	87.58	668
09/01/09	2	242,343.73	0.04%	8.170	357	75.26	570
10/01/09	40	7,773,205.92	1.24%	9.084	358	89.49	610
11/01/09	138	25,809,669.32	4.12%	8.197	359	84.54	634
06/01/11	1	339,844.17	0.05%	8.450	354	80.00	669
08/01/11	1	270,000.00	0.04%	7.140	356	90.00	646
09/01/11	2	419,102.37	0.07%	6.974	357	80.00	698
10/01/11	26	6,187,371.79	0.99%	7.688	358	81.23	642
11/01/11	121	28,398,679.29	4.53%	7.716	359	82.26	656
Total	3,132	626,556,279.52	100.00%	8.191	359	83.86	628